Exhibit Number
99.1

Investor Contact:	Thomas J. Aaron
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2017 RESULTS WITH NET OPERATING REVENUES OF $3.666 BILLION

FRANKLIN, Tenn. (November 1, 2017) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2017.

The following highlights the financial and operating results for the three months ended September 30, 2017, that are further discussed below:

•	Net operating revenues totaled $3.666 billion.

•	Net loss attributable to Community Health Systems, Inc. common stockholders was $(110) million, or $(0.98) per share (diluted), compared with net loss of $(79) million, or $(0.71) per share (diluted) for the same period in 2016.

•	Adjusted EBITDA was $331 million.

•	Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(0.96) per share (diluted).

•	Adjusted for certain items discussed below, loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(0.77) per share (diluted).

•	Cash flow from operations was $114 million, compared with $178 million for the same period in 2016, representing a 36.0 percent decrease.

•	On a same-store basis, both admissions and adjusted admissions decreased 2.3 percent, compared with the same period in 2016.

•	As further discussed below, Hurricanes Harvey in Texas and Irma in Florida and Georgia significantly impacted the results of operations for the three months ended September 30, 2017, resulting in a loss of net operating revenues together with incremental expenses currently estimated at approximately $40 million in the aggregate. This amount does not include any insurance recoveries that the Company may receive.

Financial and statistical data for 2017 and 2016 include the following in operating results through the effective date of each respective transaction:

•	On April 29, 2016, the Company completed the spin-off of Quorum Health Corporation (“QHC”), comprised of 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management advisory and consulting services to non-affiliated hospitals. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in the comparable period in 2016.

•	On April 29, 2016, the Company sold its unconsolidated minority equity interests in Valley Health System, LLC and Summerlin Hospital Medical Center, LLC, both joint ventures with Universal Health Systems, Inc. comprising a total of five hospitals in Las Vegas, Nevada.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

•	On December 31, 2016, the Company sold an 80 percent majority ownership interest in its home care division to a subsidiary of Almost Family, Inc. Same-store operating results exclude the home care division in the comparable period in 2016.

•	As part of its ongoing portfolio rationalization efforts, the Company sold 11 hospitals effective May 1, 2017, sold nine hospitals effective June 30, 2017 and July 1, 2017, and sold two hospitals effective September 1, 2017. Same-store operating results exclude the results of these hospitals divested in 2017 and the comparable period in 2016.

•	Additionally, six hospitals were sold effective October 1, 2017, and two hospitals were sold effective November 1, 2017. Actual and same-store operating results include the results of these eight hospitals in 2017 and the comparable periods in 2016.

Net operating revenues for the three months ended September 30, 2017, totaled $3.666 billion, a 16.3 percent decrease, compared with $4.380 billion for the same period in 2016. Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(108) million, or $(0.96) per share (diluted), for the three months ended September 30, 2017, compared with $(77) million, or $(0.69) per share (diluted), for the same period in 2016. During the three months ended September 30, 2017, the Company recorded a non-cash expense totaling $33 million related to impairment charges to reduce the value of long-lived assets at hospitals that the Company has identified for sale. The impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

The results for the three months ended September 30, 2017, included a loss of $(0.19) per share (diluted) related to impairment and (gain) loss on sale of businesses, loss of $(0.02) per share (diluted) from early extinguishment of debt, loss of $(0.01) per share (diluted) related to government and other legal settlements and related costs, and loss of $(0.01) per share (diluted) related to employee termination benefits and other restructuring charges. These expenses were partially offset by income of $0.04 per share (diluted) related to fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. Excluding these items, loss from continuing operations was $(0.77) per share (diluted).

Net loss attributable to Community Health Systems, Inc. common stockholders was $(110) million, or $(0.98) per share (diluted) for the three months ended September 30, 2017, compared with $(79) million, or $(0.71) per share (diluted) for the same period in 2016. Discontinued operations for the three months ended September 30, 2017, consisted of $(0.01) per share (diluted) of losses from operations of entities sold or held for sale and $(0.01) per share (diluted) for impairment of hospitals sold or held for sale, for a total after-tax loss of approximately $(2) million. Weighted-average shares outstanding (diluted) were 112 million for the three months ended September 30, 2017, and 111 million for the three months ended September 30, 2016. Adjusted EBITDA for the three months ended September 30, 2017, was $331 million compared with $465 million for the same period in 2016, representing a 28.8 percent decrease.

The consolidated operating results for the three months ended September 30, 2017, reflect a 14.8 percent decrease in total admissions, and a 15.5 percent decrease in total adjusted admissions, compared with the same period in 2016. On a same-store basis, both admissions and adjusted admissions decreased 2.3 percent during the three months ended September 30, 2017, compared with the same period in 2016. On a same-store basis, net operating revenues decreased 1.5 percent during the three months ended September 30, 2017, compared with the same period in 2016.

Net operating revenues for the nine months ended September 30, 2017, totaled $12.295 billion, a 12.0 percent decrease, compared with $13.969 billion for the same period in 2016. Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(436) million, or $(3.91) per share (diluted), for the nine months ended September 30, 2017, compared with $(1.495) billion, or $(13.50) per share (diluted), for the same period in 2016. During the nine months ended September 30, 2017, the Company recorded a non-cash expense totaling $363 million related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale. The impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

The results for the nine months ended September 30, 2017, included a loss of $(2.87) per share (diluted) related to impairment and (gain) loss on sale of businesses, loss of $(0.20) per share (diluted) from early extinguishment of debt, loss of $(0.03) per share (diluted) related to employee termination benefits and other restructuring charges, and loss of $(0.05) per share (diluted) related to expense from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. These expenses were partially offset by income of $0.19 per share (diluted) related to government and other legal settlements, net of related legal expenses, primarily as a result of the previously announced settlement of the shareholder derivative action in January 2017. Excluding these items, loss from continuing operations was $(0.95) per share (diluted).

Net loss attributable to Community Health Systems, Inc. common stockholders was $(446) million, or $(3.99) per share (diluted) for the nine months ended September 30, 2017, compared with $(1.500) billion, or $(13.55) per share (diluted) for the same period in 2016. Discontinued operations for the nine months ended September 30, 2017, consisted of $(0.03) per share (diluted) of losses from operations of entities sold or held for sale and $(0.05) per share (diluted) for impairment of hospitals sold or held for sale, for a total after-tax loss of approximately $(10) million. Weighted-average shares outstanding (diluted) were 112 million for the nine months ended September 30, 2017, and 111 million for the nine months ended September 30, 2016. Adjusted EBITDA for the nine months ended September 30, 2017, was $1.294 billion compared with $1.661 billion for the same period in 2016, representing a 22.1 percent decrease.

The consolidated operating results for the nine months ended September 30, 2017, reflect a 12.3 percent decrease in total admissions, and a 13.0 percent decrease in total adjusted admissions, compared with the same period in 2016. On a same-store basis, both admissions and adjusted admissions decreased 1.9 percent during the nine months ended September 30, 2017, compared with the same period in 2016. On a same-store basis, net operating revenues decreased 0.3 percent during the nine months ended September 30, 2017, compared with the same period in 2016.

Impact of Hurricanes Harvey and Irma on Operating Results

During August and September 2017, the Company’s facilities in Victoria, Texas, experienced an interruption in business and incurred additional costs as a direct result of the landfall of Hurricane Harvey. Also during September 2017, due to the broad regional impact of Hurricane Irma, many of the Company’s hospital operations in the state of Florida and at one of its hospitals in the state of Georgia experienced a disruption, with the most significant impact on hospital operations in Key West and Punta Gorda, Florida. The Company currently estimates that these hurricanes resulted in a loss of net operating revenues together with incremental expenses directly related to hurricane response efforts of approximately $40 million in the aggregate during the three months ended September 30, 2017. The impact on net operating revenues is the direct result of the evacuations and population disruption prior to the hurricanes, as well as during the aftermath and recovery efforts in the communities affected by the hurricanes. This estimated impact is prior to any insurance recoveries which the Company may receive.

Due to the timing of these extreme weather events, the above estimate of the associated impact of these hurricanes may be updated in the future as the Company continues its clean-up and remediation efforts and accumulates information necessary to assess the fourth quarter impact of these hurricanes and provide loss-related data to the Company’s insurance carriers for property losses and business interruption coverage. Because of the required accounting for such insurance recoveries as gain contingencies, the timing and amount of such insurance proceeds will not be recognized until future periods when any such gains are realized. Future property losses or impairment charges on its long-lived assets may be recorded based on a final assessment of damage and estimated impact on future cash flows for the affected hospitals.

The Company completed its divestiture of six hospitals on October 1, 2017, and two hospitals on November 1, 2017, bringing its total completed divestitures during 2017 to the previously announced 30 hospitals that had been subject to definitive agreements. In addition to the previously announced divestiture of 30 hospitals, the Company continues to receive interest from acquirers for certain of its hospitals. The Company is pursuing these interests for sale transactions involving hospitals with a combined total of at least $2.0 billion in annual net operating revenues and combined mid-single digit Adjusted EBITDA margins.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expenses related to employee termination benefits and other restructuring charges, and (income) expense from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “Numerous factors affected our operating and financial results in the third quarter, including lower volumes, divestiture activity and extreme weather events. Hurricanes Harvey and Irma directly impacted operations at a significant number of our hospitals, forcing evacuations at some facilities and requiring others to take extraordinary measures to remain operational during these storms. We are proud of the incredible effort and compassionate response of our hospital teams who worked to keep patients safe, helped enable first responders in their rescue missions, and provided immediate relief in the aftermath of the hurricanes. Our company and hospitals continue to provide recovery support for their communities and for those employees who suffered personal losses as a result of the storms. In times like these, we are reminded of the courage and resilience of our caregivers and how important all hospitals are to the communities they serve.”

Smith added, “Looking forward, we remain focused on strategic initiatives that we believe will yield positive results in the future. We’ve made substantial progress in our portfolio rationalization initiative with 30 hospital divestitures now complete. Our goal is to emerge from this process with a sustainable group of hospitals that are positioned for long-term success and growth.”

Included on pages 18, 19, 20 and 21 of this press release are tables setting forth the Company’s 2017 annual earnings guidance. The updated 2017 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, and reflects the impact of divestitures that the Company has completed in 2017.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 127 affiliated hospitals in 20 states with an aggregate of approximately 21,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, November 2, 2017, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2017. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through December 2, 2017. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net operating revenues	$3,666	$4,380	$12,295	$13,969
Loss from continuing operations (f), (i), (j), (k)	(88)	(54)	(380)	(1,422)
Net loss attributable to Community Health Systems, Inc. stockholders	(110)	(79)	(446)	(1,500)
Adjusted EBITDA (e)	331	465	1,294	1,661
Net cash provided by operating activities	114	178	617	810
Basic loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i), (j), (k)	$(0.96)	$(0.69)	$(3.91)	$(13.50)
Discontinued operations	(0.02)	(0.02)	(0.08)	(0.05)

Net loss	$(0.98)	$(0.71)	$(3.99)	$(13.55)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i), (j), (k)	$(0.96)	$(0.69)	$(3.91)	$(13.50)
Discontinued operations	(0.02)	(0.02)	(0.08)	(0.05)

Net loss (h)	$(0.98)	$(0.71)	$(3.99)	$(13.55)

Weighted-average number of shares outstanding (g):
Basic	112	111	112	111
Diluted	112	111	112	111

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2017		2016
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$4,333		$5,084
Provision for bad debts	667		704

Net operating revenues	3,666	100.0%	4,380	100.0%

Operating costs and expenses:
Salaries and benefits	1,724	47.0%	2,067	47.2%
Supplies	610	16.6%	723	16.5%
Other operating expenses	911	24.9%	1,026	23.4%
Government and other legal settlements and related costs (j)	1	—%	10	0.2%
Electronic health records incentive reimbursement	(2)	—%	(5)	(0.1)%
Rent	93	2.5%	109	2.5%
Depreciation and amortization	206	5.6%	265	6.1%
Impairment and (gain) loss on sale of businesses, net (i)	33	0.9%	39	0.9%

Total operating costs and expenses	3,576	97.5%	4,234	96.7%

Income from operations (f), (i), (j)	90	2.5%	146	3.3%
Interest expense, net	238	6.5%	233	5.3%
Loss from early extinguishment of debt	4	0.1%	—	—%
Equity in earnings of unconsolidated affiliates	(5)	(0.1)%	(4)	(0.1)%

Loss from continuing operations before income taxes	(147)	(4.0)%	(83)	(1.9)%
Benefit from income taxes	(59)	(1.6)%	(29)	(0.7)%

Loss from continuing operations (f), (i), (j)	(88)	(2.4)%	(54)	(1.2)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(1)	—%	(2)	—%
Impairment of hospitals sold or held for sale	(1)	—%	—	—%

Loss from discontinued operations, net of taxes	(2)	(0.1)%	(2)	—%

Net loss	(90)	(2.5)%	(56)	(1.2)%
Less: Net income attributable to noncontrolling interests	20	0.5%	23	0.6%

Net loss attributable to Community Health Systems, Inc. stockholders	$(110)	(3.0)%	$(79)	(1.8)%

Basic loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i), (j)	$(0.96)		$(0.69)
Discontinued operations	(0.02)		(0.02)

Net loss	$(0.98)		$(0.71)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i), (j)	$(0.96)		$(0.69)
Discontinued operations	(0.02)		(0.02)

Net loss (h)	$(0.98)		$(0.71)

Weighted-average number of shares outstanding (g):
Basic	112		111

Diluted	112		111

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2017		2016
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$14,323		$16,128
Provision for bad debts	2,028		2,159

Net operating revenues	12,295	100.0%	13,969	100.0%

Operating costs and expenses:
Salaries and benefits	5,704	46.4%	6,537	46.8%
Supplies	2,056	16.7%	2,281	16.3%
Other operating expenses	2,984	24.3%	3,256	23.4%
Government and other legal settlements and related costs (j)	(32)	(0.3)%	10	0.1%
Electronic health records incentive reimbursement	(25)	(0.2)%	(54)	(0.4)%
Rent	306	2.5%	340	2.4%
Depreciation and amortization	665	5.4%	839	6.0%
Impairment and (gain) loss on sale of businesses, net (i)	363	3.0%	1,695	12.1%

Total operating costs and expenses	12,021	97.8%	14,904	106.7%

Income (loss) from operations (f), (i), (j)	274	2.2%	(935)	(6.7)%
Interest expense, net	706	5.7%	730	5.2%
Loss from early extinguishment of debt	35	0.3%	30	0.3%
Gain on sale of investments in unconsolidated affiliates (k)	—	—%	(94)	(0.7)%
Equity in earnings of unconsolidated affiliates	(13)	(0.1)%	(38)	(0.3)%

Loss from continuing operations before income taxes	(454)	(3.7)%	(1,563)	(11.2)%
Benefit from income taxes	(74)	(0.6)%	(141)	(1.0)%

Loss from continuing operations (f), (i), (j), (k)	(380)	(3.1)%	(1,422)	(10.2)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(4)	—%	(4)	—%
Impairment of hospitals sold or held for sale	(6)	—%	(1)	—%

Loss from discontinued operations, net of taxes	(10)	(0.1)%	(5)	—%

Net loss	(390)	(3.2)%	(1,427)	(10.2)%
Less: Net income attributable to noncontrolling interests	56	0.4%	73	0.5%

Net loss attributable to Community Health Systems, Inc. stockholders	$(446)	(3.6)%	$(1,500)	(10.7)%

Basic loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i), (j), (k)	$(3.91)		$(13.50)
Discontinued operations	(0.08)		(0.05)

Net loss	$(3.99)		$(13.55)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i), (j), (k)	$(3.91)		$(13.50)
Discontinued operations	(0.08)		(0.05)

Net loss (h)	$(3.99)		$(13.55)

Weighted-average number of shares outstanding (g):
Basic	112		111

Diluted	112		111

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(90)	$(56)	$(390)	$(1,427)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	5	10	8	(11)
Net change in fair value of available-for-sale securities, net of tax	2	(7)	7	(8)
Amortization and recognition of unrecognized pension cost components, net of tax	1	—	2	3

Other comprehensive income (loss)	8	3	17	(16)

Comprehensive loss	(82)	(53)	(373)	(1,443)
Less: Comprehensive income attributable to noncontrolling interests	20	23	56	73

Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(102)	$(76)	$(429)	$(1,516)

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2017	2016	% Change	2017	2016	% Change
Number of hospitals (at end of period)	133	155		133	133
Licensed beds (at end of period)	22,012	26,246		22,012	22,176
Beds in service (at end of period)	19,616	23,231		19,616	19,839
Admissions	171,994	201,957	-14.8%	171,241	175,285	-2.3%
Adjusted admissions	376,597	445,817	-15.5%	374,808	383,816	-2.3%
Patient days	756,186	898,177		753,086	772,419
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	41.8%	41.9%		41.8%	43.0%
Net operating revenues	$3,666	$4,380	-16.3%	$3,653	$3,709	-1.5%
Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.0%	42.6%		43.0%	43.2%
Net outpatient revenues as a % of net patient revenues before provision for bad debts	57.0%	57.4%		57.0%	56.8%
Income from operations (f), (i), (j)	$90	$146	-38.4%
Income from operations as a % of net operating revenues	2.5%	3.3%
Depreciation and amortization	$206	$265
Equity in earnings of unconsolidated affiliates	$(5)	$(4)
Net loss attributable to Community Health Systems, Inc. stockholders	$(110)	$(79)	-39.2%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-3.0%	-1.8%
Adjusted EBITDA (e)	$331	$465	-28.8%
Adjusted EBITDA as a % of net operating revenues	9.0%	10.6%
Net cash provided by operating activities	$114	$178	-36.0%

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store
	2017	2016	% Change	2017	2016	% Change
Number of hospitals (at end of period)	133	155		133	133
Licensed beds (at end of period)	22,012	26,246		22,012	22,176
Beds in service (at end of period)	19,616	23,231		19,616	19,839
Admissions	573,671	653,916	-12.3%	528,204	538,431	-1.9%
Adjusted admissions	1,241,327	1,427,298	-13.0%	1,137,791	1,159,920	-1.9%
Patient days	2,569,587	2,921,895		2,356,909	2,397,323
Average length of stay (days)	4.5	4.5		4.5	4.5
Occupancy rate (average beds in service)	43.5%	43.3%		43.8%	44.2%
Net operating revenues	$12,295	$13,969	-12.0%	$11,152	$11,188	-0.3%
Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.4%	43.1%		43.7%	43.6%
Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.6%	56.9%		56.3%	56.4%
Income (loss) from operations (f), (i), (j)	$274	$(935)	129.3%
Income (loss) from operations as a % of net operating revenues	2.2%	-6.7%
Depreciation and amortization	$665	$839
Equity in earnings of unconsolidated affiliates	$(13)	$(38)
Net loss attributable to Community Health Systems, Inc. stockholders	$(446)	$(1,500)	70.3%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-3.6%	-10.7%
Adjusted EBITDA (e)	$1,294	$1,661	-22.1%
Adjusted EBITDA as a % of net operating revenues	10.5%	11.9%
Net cash provided by operating activities	$617	$810	-23.8%

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$590	$238
Patient accounts receivable, net of allowance for doubtful accounts of $3,538 and $3,773 at September 30, 2017 and December 31, 2016, respectively	2,888	3,176
Supplies	445	480
Prepaid income taxes	22	17
Prepaid expenses and taxes	207	187
Other current assets	526	568

Total current assets	4,678	4,666

Property and equipment, gross	11,552	12,422
Less accumulated depreciation and amortization	(4,221)	(4,273)

Property and equipment, net	7,331	8,149

Goodwill	6,148	6,521

Other assets, net	1,578	2,608

Total assets	$19,735	$21,944

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$40	$455
Accounts payable	850	995
Accrued interest	238	207
Accrued liabilities	1,149	1,230

Total current liabilities	2,277	2,887

Long-term debt	13,901	14,789

Deferred income taxes	319	411

Other long-term liabilities	1,399	1,575

Total liabilities	17,896	19,662

Redeemable noncontrolling interests in equity of consolidated subsidiaries	530	554

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 114,658,341 shares issued and outstanding at September 30, 2017, and 113,876,580 shares issued and outstanding at December 31, 2016	1	1
Additional paid-in capital	2,002	1,975
Accumulated other comprehensive loss	(45)	(62)
Accumulated deficit	(745)	(299)

Total Community Health Systems, Inc. stockholders’ equity	1,213	1,615
Noncontrolling interests in equity of consolidated subsidiaries	96	113

Total equity	1,309	1,728

Total liabilities and equity	$19,735	$21,944

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(390)	$(1,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	665	839
Government and other legal settlements and related costs (j)	8	10
Stock-based compensation expense	20	36
Impairment of hospitals sold or held for sale	6	1
Impairment and (gain) loss on sale of businesses, net (i)	363	1,695
Loss from early extinguishment of debt	35	30
Gain on sale of investments in unconsolidated affiliates (k)	—	(94)
Other non-cash expenses, net	24	19
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	229	(40)
Supplies, prepaid expenses and other current assets	(37)	64
Accounts payable, accrued liabilities and income taxes	(215)	(256)
Other	(91)	(67)

Net cash provided by operating activities	617	810

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(4)	(122)
Purchases of property and equipment	(428)	(561)
Proceeds from disposition of hospitals and other ancillary operations	1,666	12
Proceeds from sale of property and equipment	4	10
Purchases of available-for-sale securities	(85)	(395)
Proceeds from sales of available-for-sale securities	133	386
Proceeds from sale of investments in unconsolidated affiliates	—	403
Distribution from Quorum Health Corporation	—	1,219
Increase in other investments	(95)	(201)

Net cash provided by investing activities	1,191	751

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(5)	(5)
Deferred financing costs and other debt-related costs	(66)	(22)
Proceeds from noncontrolling investors in joint ventures	5	—
Redemption of noncontrolling investments in joint ventures	(5)	(19)
Distributions to noncontrolling investors in joint ventures	(79)	(69)
Borrowings under credit agreements	839	3,929
Issuance of long-term debt	3,100	—
Proceeds from receivables facility	26	66
Repayments of long-term indebtedness	(5,271)	(5,492)

Net cash used in financing activities	(1,456)	(1,612)

Net change in cash and cash equivalents	352	(51)
Cash and cash equivalents at beginning of period	238	184

Cash and cash equivalents at end of period	$590	$133

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three and nine months ended September 30, 2017 and 2016. Both financial and statistical results exclude entities in discontinued operations for all periods presented. Same-store operating results and statistical data exclude information for the hospitals sold during the period and the hospitals divested in the spin-off of QHC in the comparable period in 2016.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to Health Management Associates, Inc. (“HMA”), as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $33 million in costs have been incurred and approximately $30 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which, after consideration of amounts paid and current estimates of valuation inputs, has been adjusted to its estimated fair value of $256 million at September 30, 2017. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders. For the CVR valuation at September 30, 2017, the change in fair value from the previous quarter was primarily the result of an increase in the discount rate applied to the estimated settlement amount.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of September 30, 2017
Legal and other related costs incurred to date	$33
Settlements	30
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	256

Costs incurred plus certain estimated liabilities for CVR-related matters	319
Allocated to:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Recorded amounts that reduce CVR value after giving effect to deductible and co-insurance	$272

CVRs outstanding	265

(c)	Included in discontinued operations for the three and nine months ended September 30, 2017 and 2016, are three smaller hospitals, two of which are being actively marketed for sale and one hospital that sold effective May 1, 2017. The after-tax loss for the sold or held for sale hospitals, was approximately $2 million for both of the three-month periods ended September 30, 2017 and 2016, and approximately $10 million and $5 million for the nine months ended September 30, 2017 and 2016, respectively.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Loss from continuing operations, net of taxes	$(88)	$(54)	$(380)	$(1,422)
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	20	23	56	73

Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(108)	$(77)	$(436)	$(1,495)

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(2)	$(2)	$(10)	$(5)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(2)	$(2)	$(10)	$(5)

(e)	EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, and (income) expense from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. During the three months ended June 30, 2017, the Company incurred a significant amount of and included an adjustment for employee termination benefits and other restructuring charges in Adjusted EBITDA. The Company has included this adjustment (and intends to continue including this adjustment on a prospective basis) based on its belief that such expense, which may differ significantly between periods in a manner not correlated with the Company’s ongoing operational performance, is consistent with management’s intended use of Adjusted EBITDA to assess the Company’s results of operations and compare operating results between periods. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary targets used to determine short-term cash incentive compensation. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the senior secured credit facility (although Adjusted EBITDA does not include all of the adjustments described in the senior secured credit facility).

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss attributable to Community Health Systems, Inc. stockholders	$(110)	$(79)	$(446)	$(1,500)
Adjustments:
Benefit from income taxes	(59)	(29)	(74)	(141)
Depreciation and amortization	206	265	665	839
Net income attributable to noncontrolling interests	20	23	56	73
Loss from discontinued operations	2	2	10	5
Interest expense, net	238	233	706	730
Loss from early extinguishment of debt	4	—	35	30
Impairment and (gain) loss on sale of businesses, net	33	39	363	1,695
Gain on sale of investments in unconsolidated affiliates	—	—	—	(94)
Expense (income) from government and other legal settlements and related costs	1	10	(32)	10
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	(6)	—	6	1
Expense related to the sale of a majority interest in home care division	—	1	1	1
Expense related to the spin-off of QHC	—	—	—	12
Expense related to employee termination benefits and other restructuring charges	2	—	4	—

Adjusted EBITDA	$331	$465	$1,294	$1,661

(f)	Included in non-same-store income (loss) from operations and loss from continuing operations are pre-tax charges related to acquisition costs of less than $1 million and $1 million for the three months ended September 30, 2017 and 2016, and $1 million and $4 million for the nine months ended September 30, 2017 and 2016, respectively.

(g)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Weighted-average number of shares
outstanding—basic	112	111	112	111
Add effect of dilutive securities:
Stock awards and options	—	—	—	—

Weighted-average number of shares
outstanding—diluted	112	111	112	111

The Company generated a loss from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three and nine months ended September 30, 2017 and 2016, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated income from continuing operations during the three months ended September 30, 2017 and 2016, the effect of restricted stock awards on the diluted shares calculation would have been an increase of 148,768 shares and 445,732 shares, respectively. If the Company had generated income from continuing operations during the nine months ended September 30, 2017 and 2016, the effect of restricted stock awards on the diluted shares calculation would have been an increase of 147,618 shares and 225,334 shares, respectively.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(h)	The following supplemental tables reconcile loss from continuing operations and net loss attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Loss from continuing operations, as reported	$(0.96)	$(0.69)	$(3.91)	$(13.50)
Adjustments:
Loss from early extinguishment of debt	0.02	—	0.20	0.18
Impairment and (gain) loss on sale of businesses, net	0.19	0.28	2.87	13.72
Expense (income) from government and other legal settlements and related costs	0.01	0.06	(0.19)	0.06
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	(0.04)	—	0.05	—
Gain on sale of investments in unconsolidated affiliates	—	—	—	(0.54)
Expense related to the spin-off of QHC	—	—	—	0.08
Expense related to employee termination benefits and other restructuring charges	0.01	—	0.03	—

(Loss) income from continuing operations, excluding adjustments	$(0.77)	$(0.35)	$(0.95)	$—

	Three Months Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Net loss, as reported	$(0.98)	$(0.71)	$(3.99)	$(13.55)
Adjustments:
Loss from early extinguishment of debt	0.02	—	0.20	0.18
Impairment and (gain) loss on sale of businesses, net	0.19	0.28	2.87	13.72
Expense (income) from government and other legal settlements and related costs	0.01	0.06	(0.19)	0.06
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	(0.04)	—	0.05	—
Gain on sale of investments in unconsolidated affiliates	—	—	—	(0.54)
Expense related to the spin-off of QHC	—	—	—	0.08
Expense related to employee termination benefits and other restructuring charges	0.01	—	0.03	—
Impairment of long-lived assets in discontinued operations	0.01	—	0.05	0.01

Net loss, excluding adjustments	$(0.79)	$(0.37)	$(0.98)	$(0.03)

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CYH Announces Third Quarter 2017 Results

November 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(i)	Both income from operations and loss from continuing operations for the three and nine months ended September 30, 2017, included non-cash expense of approximately $33 million and $363 million, respectively, related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale or sold. Both income from operations and loss from continuing operations for the three months ended September 30, 2016, included an impairment charge of approximately $39 million, primarily related to the allocation of hospital reporting unit goodwill to four hospitals classified as held for sale in September 2016 upon the execution of a definitive agreement to sell such hospitals as announced by us on September 29, 2016, as well as the updated measurement of the estimated impairment charge recorded during the three months ended June 30, 2016. Both loss from operations and loss from continuing operations for the nine months ended September 30, 2016, included an impairment charge of approximately $1.695 billion, of which $1.395 billion was a charge related to the write-down of a portion of the goodwill for the Company’s hospital operation reporting unit, and $283 million was a charge related to the adjustment of the fair value of long-lived assets at certain of the Company’s underperforming hospitals and some of the hospitals that the Company was marketing for sale that had experienced declining operating results or had a decline in their estimated fair value since the Company’s previous impairment review. Also, included in loss from operations and loss from continuing operations for the nine months ended September 30, 2016, was an impairment charge of approximately $17 million incurred during the three months ended March 31, 2016, related to the write-down of a portion of the goodwill allocated to the divestitures of Lehigh Regional Medical Center and Bartow Regional Medical Center, as well as the impairment of certain long-lived assets at one of the Company’s smaller hospitals where the decision was made during the quarter ended March 31, 2016, to permanently close the hospital. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

(j)	The $(0.01) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months ended September 30, 2017, is the settlement in principle of several lawsuits during the three months ended September 30, 2017, and related legal expenses. The $0.19 per share (diluted) of income for “Government and other legal settlements and related costs” for the nine months ended September 30, 2017, is primarily the impact of the shareholder derivative action settled during the nine months ended September 30, 2017, net of related legal expenses. The $0.06 per share (diluted) of expense for “Government and other legal settlements and related costs” for the three and nine months ended September 30, 2016, is the net impact of several lawsuits settled in principle during the three and nine months ended September 30, 2016, and related legal expenses.

(k)	On April 29, 2016, the Company sold its unconsolidated minority equity interests in Valley Health System, LLC, a joint venture with Universal Health Systems, Inc. (“UHS”) representing four hospitals in Las Vegas, Nevada, in which the Company owned a 27.5% interest, and in Summerlin Hospital Medical Center, LLC, a joint venture with UHS representing one hospital in Las Vegas, Nevada, in which the Company owned a 26.1% interest. The Company received $403 million in cash in return for the sale of its equity interests and recognized a $94 million gain on sale of investments in unconsolidated affiliates during the nine months ended September 30, 2016.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2017. These projections update selected guidance issued on August 1, 2017, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2017 guidance should be considered in conjunction with the assumptions included herein. See pages 20 and 21 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2017 Projection Range
Net operating revenues less provision for bad debts (in millions)	$15,800	to	$15,900
Adjusted EBITDA (in millions)	$1,675	to	$1,725
Loss from continuing operations per share—diluted	$(1.30)	to	$(1.20)
Same-store hospital annual adjusted admissions decline	(2.0)%	to	(1.5)%
Weighted-average diluted shares, in millions	112.0	to	112.5

The following assumptions were used in developing the 2017 guidance provided above:

•	The divestiture of 30 hospitals included in continuing operations, all of which divestitures were completed in 2017 on or before November 1, 2017. These hospitals generated approximately $3.4 billion of net operating revenues in 2016 with mid-single digit Adjusted EBITDA margins. These divestitures generated approximately $1.95 billion in gross proceeds, including working capital.

•	The Company’s projections also exclude the following:

•	Gains associated with the settlement of the shareholder derivative action in January 2017;

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Losses from the early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures;

•	Insurance recoveries that may be received for property losses and business interruption coverage related to Hurricanes Harvey and Irma; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

•	The Company has two small hospitals which remain held for sale for which the operating results have been classified in discontinued operations and have been excluded from the Company’s guidance.

Other assumptions used in the above guidance:

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately $25 million to $30 million for the year ending December 31, 2017.

•	Same-store hospital annual adjusted admissions decline of (2.0)% to (1.5)% for 2017, which does not take into account service closures and weather-related or other unusual events.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 5.5% to 5.6% for 2017. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and additional hospitals which may be classified as held for sale.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.8% to 5.9%; however, interest expense may vary as revenue varies. Interest expense has been adjusted to reflect the Company’s refinancing transactions in March 2017 and May 2017 and the repayment of debt with proceeds from the divestitures completed during 2017. Projected interest expense does not consider any future refinancing transactions. Total fixed rate debt, including swaps, is expected to average approximately 75% to 85% of total debt during 2017.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.5% to 0.6% for 2017.

•	Expressed as a percentage of loss from continuing operations before income taxes, benefit from income taxes of approximately 25.0% to 27.0% for 2017, which includes the impact of adopting ASU 2016-09 on the tax provision for the vesting of equity-based compensation.

A reconciliation of the Company’s projected 2017 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending December 31, 2017
	Low	High
Net loss attributable to Community Health Systems, Inc. stockholders (1)	$(146)	$(134)
Adjustments:
Depreciation and amortization	870	880
Interest expense, net	925	935
Benefit from income taxes	(54)	(44)
Net income attributable to noncontrolling interests	80	88

Adjusted EBITDA (1)	$1,675	$1,725

(1)	The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable and/or the inherent difficulty in quantifying such projected amounts on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2017 Guidance

Total	$575	to	$725

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2017 Guidance

Total	$900	to	$1,000

•	Diluted weighted-average shares outstanding are projected to be between approximately 112.0 million to 112.5 million for 2017.

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CYH Announces Third Quarter 2017 Results

November 1, 2017

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	the impact of the potential repeal of or significant changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting our business;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges, which may be affected by whether a sufficient number of payors participate as well as the impact of the 2016 federal elections on the Affordable Care Act;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces Third Quarter 2017 Results

November 1, 2017

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all (including to realize the anticipated amount of proceeds from contemplated dispositions), the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events such as Hurricanes Harvey and Irma;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2017, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2017 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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